Exhibit 4.15

250 Royall Street, Suite V
Canton MA 02021
Information Agent:
Georgeson
Telephone (888) 867-6856

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Account:
Subscription Rights:

TRANSWITCH CORPORATION RIGHTS OFFERING

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferrable subscription rights (“Subscription Rights”) set forth above, each of which gives the owner a basic subscription right that entitles the owner to subscribe for and purchase 0.20 shares of common stock, par value $0.001 per share, of TranSwitch Corporation, a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus. If all of such basic subscription rights are exercised, such owner will be entitled to exercise an over-subscription privilege, subject to the limitations described in the Prospectus. The Subscription Rights represented by this Subscription Rights Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. The Subscription Rights represented by this Subscription Rights Certificate may be transferred by duly completing Section 3 herein. THE SUBSCRIPTION RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE BY THE REGISTERED OWNER AS NOTED ABOVE. This certificate is governed by the laws of the State of Delaware.

THE SUBSCRIPTION RIGHTS ARE TRANSFERABLE

The Subscription Rights are transferable however they  will not be listed on the Nasdaq Stock Market or any other securities exchange or quoted on any automated quotation system.

METHOD OF EXERCISE OF SUBSCRIPTION RIGHTS IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED FOR. TO BE TIMELY, THE SUBSCRIPTION AGENT MUST RECEIVE THE PROPERLY COMPLETED AND EXERCISED FORM AND PAYMENT IN FULL FOR THE SHARES OF COMMON STOCK SUBSCRIBED FOR AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. Full payment for the shares of Common Stock subscribed for pursuant to the Subscription Rights must be payable in U.S. dollars by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Computershare Trust Company, N.A. (acting as subscription agent for TranSwitch Corporation). Delivery to an address other than one of the addresses listed will not constitute valid delivery.  For a complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus. Copies of the Prospectus are available upon request from Georgeson Inc., the information agent (Shareholders: (888) 867-6856; Banks and Brokers: (212) 440-9800).

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By mail:	By overnight courier:

Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute valid delivery.

SECTION 1	SECTION 2

EXERCISE: The undersigned hereby irrevocably exercises one or more	SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR
Subscription Rights to subscribe for shares of Common Stock as indicated	SUBSCRIPTION RIGHTS HOLDERS.
below, on the terms and subject to the conditions specified in the Prospectus.
If this Section 2 is left blank, shares will be issued to you as record holder of
Basic Subscription Rights	the Subscription Rights and delivered to your registered address.

I exercise rights x =	(a) To be completed ONLY if the certificate representing the Common Stock
(no. of your rights) (ratio) (total no. of shares)	is to be issued in a name other than that of the registered holder. DO NOT
FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S)
Therefore, I apply for:	SECTION BELOW.

x $ = $	ISSUE COMMON STOCK TO:
(no. of new shares) (subscription price) (amount enclosed)

Over-Subscription Privilege	(Please Print Name)

If you exercise all of your Basic Subscription Rights and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Over-Subscription Privilege.

(Print Full Address)

I apply for:
(Taxpayer ID # or Social Security #)

x $ = $	(b) To be completed ONLY if the certificate representing the Common Stock
(no. of oversubscription (subscription price) (add. amt. enclosed)	is to be sent to an address other than that shown on the front of this
shares applied for)	Subscription Rights Certificate. DO NOT FORGET TO COMPLETE THE
GUARANTEE OF SIGNATURE(S) SECTION BELOW.
Total Amount Enclosed:

$
(sum of basic plus over-subscription amounts)
(Please Print Name)

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this
offering and I hereby irrevocably subscribe for the number of shares indicated	(Print Full Address)
above on the terms and conditions specified in the Prospectus. I acknowledge and agree that the Company may accept or reject my subscription at any time.

(Taxpayer ID # or Social Security #)

Signature(s) of Subscriber(s):

GUARANTEE OF SIGNATURE(S):
THE SIGNATURE(S) MUST CORRESPOND IN EVERY
PARTICULAR, WITHOUT ALTERATION, WITH THE	YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU
NAME(S) AS PRINTED ON THIS SUBSCRIPTION RIGHTS	WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS
CERTIFICATE.	OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER
THAN THE REGISTERED HOLDER.

If signature is by trustee(s), executor(s), administrator(s), guardian(s),	Your signature must be guaranteed by an Eligible Guarantor Institution, as
attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a	defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.
fiduciary or representative capacity, please provide the following information	These generally include (a) a commercial bank or trust company, (b) a member
(please print).	firm of a domestic stock exchange, or (c) a credit union.

Name(s):
(Name of Bank or Firm)

Capacity (Full Title):	By:
(Signature of Officer)
Taxpayer ID # or Social Security #:

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM

SECTION 3 - ASSIGNMENT:

FOR VALUE RECEIVED, I hereby sell, assign, and transfer to

(Name of Assignee)	(SSN or EIN of Assignee)

(Address of Assignee)

                                         Rights to Purchase Common Stock of the Company represented by this Subscription Rights Certificate, and do hereby irrevocably constitute and appoint the Assignee(s) as Attorney(s) to transfer those Rights on the books of the Company with full power of substitution.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.